Exhibit 99.1

Viveve Reports Second Quarter 2020 Financial Results and Provides Corporate Update

- Advanced critical SUI feasibility study for late summer readout
- Achieved FDA clearance to conduct pivotal SUI PURSUIT Trial
- Company to host conference call at 5:00 PM ET today

ENGLEWOOD, CO – August 13, 2020 – Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today reported financial results for the quarter ended June 30, 2020, and will provide a corporate update on its scheduled conference call at 5:00 PM ET today.

During the second quarter of 2020 Viveve experienced the impact of the COVID-19 crisis on business operations, particularly in the United States. Significant organizational reductions and operational efficiencies, designed to reduce cash burn, were initiated by the Company late in the first quarter of 2020 and were in effect throughout the second quarter and have continued into the third quarter.

Q2 2020 and Recent Business Highlights

●	Reported $704 thousand in total revenue for the second quarter 2020 with a global installed base of 855 Viveve® Systems as of June 30, 2020;
●

Received U.S. Food and Drug Administration (FDA) approval of the Investigational Device Exemption (IDE) to conduct the pivotal PURSUIT clinical trial for improvement of stress urinary incontinence (SUI) in women;

●	Continued to advance the fully enrolled 3-arm SUI feasibility study;
●	Announced regulatory approval in Thailand of the Viveve 2.0 next-generation system and consumable treatment tips, expanding its commercial availability throughout the Asia Pacific region; and
●

Executed significant organizational realignments and operational measures to reduce costs, and secured additional capital to strengthen the balance sheet to support sustainability during the continuing COVID-19 crisis.

“The COVID-19 crisis continues to present challenges to our commercial operations, but the environment is improving. With a focus on our existing customers, our talented and dedicated team has enabled the Company to meet these challenges head-on. During this time, we achieved significant regulatory milestones including FDA clearance to conduct the PURSUIT trial and advancement of our SUI feasibility study targeted for readout in the coming weeks. We are continuing to provide excellent customer service and support even as many members of our team work remotely. As we plan for the months ahead, the health, safety and well-being of our employees, customers and associates will remain our priority,” said Scott Durbin, Viveve’s chief executive officer. “I am proud of the entire Viveve organization and confident that we will continue to make rapid progress in our efforts to advance our Cryogen-cooled Monopolar Radiofrequency (CMRF) technology in pursuit of a SUI indication in the U.S.”

Q2 2020 Financial Results

Revenue for the second quarter ended June 30, 2020 totaled $704 thousand from the global placement of six Viveve Systems and global sales of approximately 1,600 disposable treatment tips, compared to revenue of $1.1 million for the same period in 2019. As of June 30, 2020, the Company had an installed base of 855 Viveve Systems worldwide, 481 in the U.S. and 374 internationally.

Total operating expenses for the second quarter of 2020 were $4.6 million, down from $8.4 million for the same period in 2019. The decrease is a result of the Company’s organizational realignments, commercial team reduction, and additional cost-saving efforts executed in response to the impact of the COVID-19 crisis.

Net loss attributable to common stockholders (including a one-time, noncash charge for the modification of Series A and B warrants of $1.8 million) for the second quarter of 2020 was $8.1 million, or ($0.57) per share, compared to a net loss of $9.7 million, or ($20.93) per share, for the same period in 2019.

Cash and cash equivalents were $8.5 million as of June 30, 2020, compared to $9.0 million as of March 31, 2020.

Conference Call Information

The Company will host a conference call and webcast at 5:00 PM ET today. The conference call may be accessed by dialing 1-833-255-2833 (domestic) or 1-412-902-6728 (international) or via live webcast at https://services.choruscall.com/links/vive200813.html. Participants may also pre-register for the conference call at http://dpregister.com/10146475.

A recording of the webcast will be posted on the Company's investor relations website following the call at ir.viveve.com and will be available online for 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's intimate health. Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates Cryogen-cooled Monopolar Radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve System is cleared by the Food and Drug Administration (FDA) for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in more than 50 countries.

Viveve continues to advance its clinical development program in SUI and is conducting a short-term feasibility study under an Investigational Testing Application approved by the Canadian Ministry of Health. The feasibility study is a single-blind, three-arm study to compare Viveve's CMRF treatment and a cryogen-only sham to an inert sham treatment in order to capture short-term safety and effectiveness data on use of the Viveve System for the improvement of SUI in women. Subject enrollment in the study was completed in March 2020. Results of the SUI feasibility study are targeted for readout in late summer of 2020. If positive, the feasibility study results could support the initiation of the pivotal PURSUIT Trial. As announced on July 7, 2020, Viveve received FDA approval of its Investigational Device Exemption application to conduct the multicenter, randomized, double-blinded, sham-controlled PURSUIT Trial for improvement of SUI in women.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, the outcome of our assessment of strategic alternatives, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:
Bill Berry
Berry & Company Public Relations
(212) 253-8881
bberry@berrypr.com

VIVEVE MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$8,500	$13,308
Accounts receivable, net	1,017	1,573
Inventory	4,917	4,861
Prepaid expenses and other current assets	1,921	2,447
Total current assets	16,355	22,189
Property and equipment, net	2,853	3,046
Investment in limited liability company	948	1,216
Other assets	376	526
Total assets	$20,532	$26,977
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,257	$1,608
Accrued liabilities	2,835	4,698
Note payable, current portion	559	-
Total current liabilities	4,651	6,306
Note payable, noncurrent portion	5,025	3,983
Other noncurrent liabilities	229	167
Total liabilities	9,905	10,456
Stockholders’ equity:
Capital stock and additional paid-in capital	221,963	214,432
Accumulated deficit	(211,336)	(197,911)
Total stockholders’ equity	10,627	16,521
Total liabilities and stockholders’ equity	$20,532	$26,977

VIVEVE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenue	$704	$1,052	$2,008	$4,064
Cost of revenue	1,071	941	2,200	2,882
Gross profit (loss)	(367)	111	(192)	1,182

Operating expenses:
Research and development	1,224	2,902	2,862	5,382
Selling, general and administrative	3,350	5,530	7,715	12,156
Restructuring costs	-	-	-	742
Total operating expenses	4,574	8,432	10,577	18,280
Loss from operations	(4,941)	(8,321)	(10,769)	(17,098)
Modification of Series A and B warrants	(1,838)	-	(1,838)	-
Interest expense, net	(223)	(1,194)	(433)	(2,310)
Other expense, net	(27)	(71)	(117)	(82)
Net loss from consolidated companies	(7,029)	(9,586)	(13,157)	(19,490)
Loss from minority interest in limited liability company	(86)	(138)	(268)	(263)
Comprehensive and net loss	(7,115)	(9,724)	(13,425)	(19,753)
Series B convertible preferred stock dividends	(1,021)	-	(2,011)	-
Net loss attributable to common stockholders	$(8,136)	$(9,724)	(15,436)	$(19,753)

Net loss per share of common stock:
Basic and diluted	$(0.57)	$(20.93)	(1.34)	$(42.54)

Weighted average shares used in computing net loss per common share:
Basic and diluted	14,186,199	464,638	11,558,472	464,321

Note: All share and per share data has been adjusted to reflect the 1-for-100 reverse stock split which became effective after the Nasdaq Capital Market trading closed on September 18, 2019.